UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado (Address of principal executive offices)	80031 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 13, 2014, Farmland Partners Inc. (the “Company”) and Farmland Partners Operating Partnership, LP, the Company’s operating partnership , entered into Amendment No. 1 (the “Amendment”) to the Bond Purchase Agreement, dated as of August 22, 2014 (the “Bond Purchase Agreement”), with Federal Agricultural Mortgage Corporation (“Farmer Mac”) and Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac, as bond purchaser, regarding a secured note purchase facility (the “Farmer Mac Facility”). The Amendment increases the maximum borrowing capacity under the Farmer Mac Facility from $30.0 million to $75.0 million.

Other than the increase in the maximum borrowing capacity described above, the terms of the Bond Purchase Agreement remain unchanged.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Amendment No. 1 to the Bond Purchase Agreement, dated as of October 13, 2014, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: October 17, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to the Bond Purchase Agreement, dated as of August 22, 2014, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.